                                                                   EXHIBIT 10.19

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[**]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COMPLETE VERSION OF THIS EXHIBIT HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                           ASSET PURCHASE AGREEMENT

                         DATED AS OF NOVEMBER 13, 1996


                                 BY AND AMONG

                           ATS-ATLANTA ONE, L.L.C.,
                     A GEORGIA LIMITED LIABILITY COMPANY,


                            ATS-ATLANTA ONE, INC.,
                            A DELAWARE CORPORATION,


                                      AND

                              ATS-ATLANTA, INC.,

                                 MARK M. LLOYD

                                      AND

                                ARTHUR E. KREPS



                  COVERING THE PURCHASE OF CERTAIN ASSETS OF

                            ATS-ATLANTA ONE, L.L.C.

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
1.   GENERAL DEFINITIONS.....................................................  1

2.   PURCHASE AND SALE OF THE ASSETS; CLOSING DATE...........................  2
     2.1  Purchase and Sale..................................................  2
     2.2  Delivery of Assets and Transfer Documents..........................  3
     2.3  Closing; Closing Date..............................................  3

3.   PURCHASE PRICE..........................................................  3
     3.1  Price and Payment..................................................  3
     3.2  Excluded Assets....................................................  3
     3.3  Assumed Obligations................................................  3
     3.4  Excluded Liabilities and Obligations...............................  3
     3.5  Transfer Taxes.....................................................  4
     3.6  Allocation of Purchase Price.......................................  4

4.   REPRESENTATIONS AND WARRANTIES OF SELLER................................  4
     4.1  Organization.......................................................  4
     4.2  Ownership..........................................................  4
     4.3  Financial Statements...............................................  4
     4.4  Events Since the Balance Sheet Date................................  5
     4.5  Competing Interests................................................  6
     4.6  Taxes and Governmental Returns.....................................  6
     4.7  Employee Matters...................................................  7
     4.8  Contracts and Agreements...........................................  7
     4.9  Effect of Agreement................................................  8
     4.10 Properties, Assets and Leasehold Estates...........................  9
     4.11 Intangible Property................................................  9
     4.12 Suits, Actions and Claims..........................................  9
     4.13 Licenses and Permits; Compliance with
          Governmental Regulations........................................... 10
     4.14 Authorization...................................................... 10
     4.15 No Untrue Statements............................................... 10
     4.16 Records............................................................ 10
     4.17 Brokers and Finders................................................ 10
     4.18 Deposits........................................................... 11
     4.19 Telephone Numbers.................................................. 11
     4.20 Customer List...................................................... 11
     4.21 No Royalties....................................................... 11
     4.22 Subsidiaries....................................................... 11

                                      -i-

5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................    12
     5.1  Incorporation................................................    12
     5.2  Authorization................................................    12
     5.3  Brokers and Finders..........................................    12

6.   PRE-CLOSING COVENANTS.............................................    12
     6.1  General......................................................    12
     6.2  Notices and Consents.........................................    12
     6.3  Operation of Business........................................    13
     6.4  Preservation of Business.....................................    13
     6.5  Full Access..................................................    13
     6.6  Notice of Developments.......................................    13
     6.7  Exclusivity..................................................    13

7.   CONDITIONS TO OBLIGATION TO CLOSE.................................    13
     7.1  Conditions to Obligation of the Purchaser....................    13
     7.2  Conditions to Obligation of the Seller.......................    15

8.   TERMINATION.......................................................    16
     8.1  Termination of Agreement.....................................    16
     8.2  Effect of Termination........................................    16

9.   NATURE OF STATEMENTS AND SURVIVAL OF REPRESENTATIONS
     AND WARRANTIES OF SELLER..........................................    16

10.  SPECIAL CLOSING AND POST-CLOSING COVENANTS........................    16
     10.1 Delivery of Funds and Other Assets Collected by Seller;
          Power of Attorney............................................    16
     10.2 Change of Name of Seller.....................................    17

11.  LEASE AGREEMENT...................................................    17

12.  NON-COMPETITION AGREEMENTS........................................    17

13.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.........................    18

14.  ASSIGNMENT OF CONTRACTS...........................................    18

15.  SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER..................    19
     15.1 New Employees of Purchaser...................................    19
     15.2 Hiring of Employees..........................................    19
     15.2 Indemnity Concerning Accrued Benefits........................    19

16.  EXPENSES..........................................................    19

17.  FURTHER ACTIONS...................................................    19

18.  NOTICES............................................................. 19

19.  GENERAL PROVISIONS.................................................. 20
     19.1 GOVERNING LAW; INTERPRETATION; SECTION HEADINGS................ 20
     19.2 Severability................................................... 21
     19.3 Entire Agreement............................................... 21
     19.5 Assignment..................................................... 21
     19.6 Amendment; Waiver.............................................. 21
     19.7 Gender; Numbers................................................ 22
     19.8 Counterparts................................................... 22
     19.9 Telecopy Execution and Delivery................................ 22

                       LIST OF SCHEDULES AND ATTACHMENTS

SCHEDULES
---------

Schedule 2.1        List of Assets
Schedule 3.3        Assumed Liabilities
Schedule 3.6        Allocation of Purchase Price
Schedule 4.2        Ownership of Seller
Schedule 4.3(A)     Financial Statements
Schedule 4.3(B)     Exceptions to GAAP on Financial Statements
Schedule 4.4        Events Since the Balance Sheet Date
Schedule 4.5        Competing Interests
Schedule 4.6        Tax Returns, Information Returns and Governmental Reports
                    Pending
Schedule 4.7(A)     Employees
Schedule 4.7(B)     Employee Benefit Plans
Schedule 4.8(A)     Contracts and Agreements
Schedule 4.8(B)     Non-Assignable Contracts and Agreement
Schedule 4.11       Intangible Property
Schedule 4.12       Suits, Actions and Claims
Schedule 4.13       Licenses and Permits
Schedule 4.20       Customer List

ATTACHMENTS
-----------

Attachment 2.2      General Warranty, Bill of Sale


The Exhibits and Schedules to this Asset Purchase Agreement are not included with this Registration Statement on Form S-1. Global will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into this 13th day of November, 1996, by and among ATS-ATLANTA ONE, L.L.C., a Georgia limited liability company ("SELLER"), ATS-ATLANTA ONE, INC., a Delaware corporation ("PURCHASER"), and ATS-ATLANTA, INC., a Georgia corporation ("AAI"), MARK M. LLOYD ("LLOYD") and ARTHUR E. KREPS ("KREPS;" collectively, AAI, Lloyd and Kreps are referred to as the "MEMBERS").


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Seller is the owner of all right, title and interest in and to the assets described on Schedule 2.1 hereto (the "ASSETS"), with such assets being
                    ------------
substantially all of the assets currently used in the network consulting and management business operated by the Seller (the "BUSINESS");

     WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Seller, all pursuant to this Agreement as hereinafter provided; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby;


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   GENERAL DEFINITIONS. For purposes of this Agreement, the following
          -------------------
terms shall have the respective meanings set forth below:

          1.1  GOVERNMENTAL AUTHORITY shall mean any and all foreign, federal,
               ----------------------
state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted and/or existing.

          1.2  GOVERNMENTAL REQUIREMENT shall mean any and all laws (including,
               ------------------------
but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

          1.3  PERMITTED EXCEPTION means (a) liens for Taxes and other
               -------------------
governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially the existing use of the property affected by such lien or imperfection, (d) such statement of facts shown on any customary title insurance policies delivered to Purchaser, (e) purchase money security interest liens in favor of Canon U.S.A., Inc. and (f) those encumbrances identified on Exhibit A
                                                                     ---------
hereto.

          1.4  PERSON shall mean any natural person, any Governmental Authority
               ------
and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

          1.5  TAXES. "TAX" and "TAXES" shall mean any and all income, excise,
               -----
franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

          1.6  AFFILIATE of any Person shall mean any Person Controlling,
               ---------
Controlled by or under common Control with such Person.

          1.7  CONTROL and all derivations thereof shall mean the possession,
               -------
direct or indirect, of either (i) the ownership of or ability to direct the voting of, as the case may be, fifty percent (50%) or more of the equity interests, value or voting power in any Person or (ii) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     2.   PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.
          ---------------------------------------------

          2.1  PURCHASE AND SALE. Seller hereby sells, assigns, transfers and
               -----------------
delivers to Purchaser all right, title and interest in and to the Assets (as more fully described on Schedule 2.1 hereto), free and clear of any liens or
                        ------------
encumbrances of any nature whatsoever (except for Permitted Exceptions and any liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder). Purchaser hereby purchases from Seller the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Section
                                                                        -------
3 below.
-

    [******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

          2.2  DELIVERY OF ASSETS AND TRANSFER DOCUMENTS. At the Closing
               -----------------------------------------
(hereinafter defined in Section 2.3), Seller shall have taken all steps
                        -----------
necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for Permitted Exceptions and liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder), and have delivered to Purchaser (i) a duly executed general warranty bill of sale covering the Assets, in the form of and containing the same terms and provisions as the General Warranty Bill of Sale attached hereto as Attachment 2.2, (ii) duly executed assignments for all accounts receivable,
--------------
patents, trademarks, trade names and similar intangible property included in the Assets, in form and substance acceptable to Purchaser and in recordable form as appropriate, and (iii) such other duly executed transfer and release documents which Purchaser has reasonably requested to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for Permitted Exceptions and liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder).

          2.3  CLOSING; CLOSING DATE. Subject to the terms and conditions herein
               ---------------------
contained, the consummation of the transactions referred to above shall take place (the "CLOSING") at the offices of Rowe, Foltz & Martin in Atlanta, Georgia, commencing at 9:00 a.m. local time on November __, 1996, or such other date as the parties may mutually determine (the "CLOSING DATE").


     3.   PURCHASE PRICE.
          --------------

          3.1  PRICE AND PAYMENT. The aggregate consideration for the Assets and
               -----------------
the Non-Competition Provisions (set forth in Section 12 below) shall be an
                                             ----------
amount equal to [**] payable by wire transfer or delivery of other immediately available funds (the "PURCHASE PRICE"). At the Closing, the Purchaser shall cause the Purchase Price to be paid as directed by the Seller.

          3.2  EXCLUDED ASSETS.  The Purchased Assets shall not include any of
               ---------------
the assets listed on Exhibit A-1 to Schedule 2.1 hereto (collectively, the
                     -----------    ------------
"EXCLUDED ASSETS").

          3.3  ASSUMED OBLIGATIONS.  Purchaser hereby assumes the obligations of
               -------------------
Seller that are listed and described on Schedule 3.3 hereto (the "ASSUMED
                                        ------------
LIABILITIES AND OBLIGATIONS"); provided that Purchaser specifically does not assume any liabilities of Seller under such contracts or agreements with respect to any breaches of such contracts or agreements occurring on or before the Closing Date or any damages to third parties resulting from acts, events or omissions occurring on or before the Closing Date or any liability for any funded indebtedness of the Seller.

          3.4  EXCLUDED LIABILITIES AND OBLIGATIONS.
               ------------------------------------

               (A)  Except as expressly set forth in Section 3.3 above, the
                                                     -----------
Purchase shall not assume and shall not be liable or responsible for any debt, obligation or liability of the Business or the Seller, or any claim against any of the foregoing parties, of any kind, whether known or unknown, contingent, absolute or otherwise.

               (B) Except for the Assumed Liabilities and Obligations expressly provided for in Section 3.4 hereof, the Seller and the Members shall jointly and
                -----------
severally forever defend, indemnify and hold harmless the Purchaser from and against any and all liabilities, obligations, losses, claims, damages (including incidentals and consequential damages), costs and expenses (including court costs and reasonable attorney's fees) related to or arising from the Business prior to the Closing Date.

          3.5  TRANSFER TAXES. Purchaser and Seller acknowledge and agree that
               --------------
the consideration (including, without limitation, the Purchase Price and any adjustments thereto) is deemed to have been paid for any sales, use, transfer or other similar tax purposes by Purchaser to Seller, pursuant to this Agreement, includes and is inclusive of any and all sales, use, transfer or other similar tax imposed as a result of the consummation of the transactions contemplated by this Agreement, and Seller and the Members hereby agree to pay and discharge, and to indemnify Purchaser against, and protect, save and hold Purchaser harmless, from, any liability, obligation, claim, assessment or deficiency (whether or not ultimately successful) for any and all sales, use, transfer or other similar taxes (and any and all interest, penalties, additions to tax and fines thereon or related thereto) resulting or arising from or incurred in connection with the consummation of the transactions contemplated by this Agreement.

          3.6  ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be
               ----------------------------
allocated as set forth in Schedule 3.6 attached hereto, and made a part hereof.
                          ------------

     4.   REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller and the Members,
          ----------------------------------------
jointly and severally, hereby represent and warrant to Purchaser as follows:

          4.1  ORGANIZATION. Seller is a limited liability company duly
               ------------
organized, validly existing and in good standing under the laws of the state of Georgia, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted. Seller is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be excepted to have a material adverse effect on the financial condition, operation results, assets, or business prospects of Seller.

          4.2  OWNERSHIP.  The Members own, in the aggregate, all of the
               ---------
outstanding membership interests of Seller. Except as listed on Schedule 4.2
                                                                ------------
hereto, there are no options, rights or other grants currently outstanding for the acquisition or purchase of any membership interests of the Seller.

          4.3  FINANCIAL STATEMENTS.  Seller has delivered to Purchaser copies
               --------------------
of the following financial statements for Seller, all of which financial statements are included in Schedule 4.3(A) hereto:
                           ---------------

               (a) Reviewed Balance Sheet of Seller (the "REFERENCE BALANCE SHEET") as of December 31, 1995 (the "BALANCE SHEET DATE") and Reviewed Income Statements of Seller for the twelve-month period ended on the Balance Sheet Date;

               (B) Reviewed Balance Sheet and Income Statement of Seller for Seller's three (3) most recent fiscal years; and

               (C) Unaudited Balance Sheet and Income Statement of Seller as of and for the nine (9) months ended September 30, 1996.

All financial statements supplied to Purchaser by Seller, whether or not included in Schedule 4.3(A) hereto, are true and accurate in all respects and,
            ---------------
except as set forth on Schedule 4.3(B) hereto, have been prepared in all
                       ---------------
material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and present fairly the financial condition of Seller as of the dates and for the periods indicated thereon. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature of Seller, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of Taxes or other governmental charges, or penalties, interest or fines thereon or in respect thereof, to the extent such items are required to be reflected on such balance sheet under generally acceptable accounting principles, consistently applied.

          4.4  EVENTS SINCE THE BALANCE SHEET DATE.  Except as set forth on
               -----------------------------------
Schedule 4.4 hereto, since the Balance Sheet Date, there has not been:
------------

               (A) any material change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;

               (B) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets or the Business.

               (C) any breach or default by Seller or, to the best knowledge of Seller and the Members, by and other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

               (D) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business;

               (E) any change in the types, nature, composition or quality of the services of the Business, any material adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any material adverse change in the sales, revenue or net income of the Business;

               (F) any transaction related to or affecting the Assets or the Business other the transactions in the ordinary course of business of Seller; or

                    (g) any other occurrence, event or condition that has materially and adversely affected (or can reasonably be expected to adversely affect) the Assets or the Business.

               4.5  COMPETING INTERESTS.  Except as set forth on Schedule 4.5
                    -------------------                          ------------
hereto and except for interests in Southern Business Communications, Inc. ("SBC") and Southern Business Communications of D.C., Inc. and except for interests in real estate and related improvements leased by Seller, neither Seller nor the Members, nor, to the best knowledge of Seller and the Members, any member, manager or officer of, or consultant to, Seller, and no Associate (as hereinafter defined) of Seller:

                    (A) owns, directly or indirectly, any equity interests in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier or customer of the Business, or, to the best knowledge of Seller and the Members, a competitor, supplier or customer of Purchaser or an Associate of Purchaser (except for ownership, if any, of less than one percent (1%) by value of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange); or,

                    (B) owns, directly or indirectly, in whole or in part, any property, asset or right which is associated with the Assets or the Business, or which Seller is presently operating or using in connection with or the use of which is necessary for or material to the operation of the Business.

               For purposes of this Agreement, the term "Associate" shall mean:

                         (i)  with respect to an individual:

                              (A)  the spouse of the individual and all
                    ancestors and lineal descendants of the individual and the spouse,

                              (B) any trust in which the individual or any person described in (i) above has an interest or any trustee of such a trust, and

                              (C) any Person which is directly or indirectly Controlled by any of the foregoing; and

                         (ii) with respect to a Person (other than an
               individual), any Person Controlling, Controlled by or under common Control with such Person, and any director or officer of such Person and any Associate of any such Person.

               4.6  TAXES AND GOVERNMENTAL RETURNS.  Except as set forth on
                    ------------------------------
Schedule 4.6 hereto, as of the date hereof, all Tax returns, information returns
------------
and governmental reports of every nature required by any Governmental Authority or Governmental Requirement to be filed by Seller or which include or should include Seller, including, but not limited to, those relating to Taxes of any nature to which Seller, the Members or any of the Business is subject ("GOVERNMENTAL RETURNS"), have been filed for all periods ending on or before the date hereof, and all Taxes shown to be due and payable on such Governmental Returns or on any assessments related to such Governmental Returns have been paid. All such Governmental Returns and reports and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein, and reflect all Tax liabilities of Seller and Members for the periods covered by such Governmental Returns. Except as specifically disclosed in this Agreement or the Schedules hereto, Seller and/or Members have no material unpaid liability for any Taxes of any nature whatsoever for any period prior to the date hereof. The Governmental Returns of Seller or that include Seller have not been audited, and are now under audit, by any Governmental Authority. There are not agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes of any nature against Seller or Members or with respect to any Taxes filed Seller or Members or that include Seller, or any suits or other actions, proceedings, investigations or claims now pending or threatened against Seller or Members with respect to any Taxes or any matters under discussion with any Governmental Authority relating to any Taxes, or any claims for additional Taxes asserted by any Governmental Authority.

          4.7  EMPLOYEE MATTERS.  Schedule 4.7(A) hereto set forth a true and
               ----------------   ---------------
complete list of the names of and current annual compensation paid by Seller to each corporate or administrative (non-temporary) employee of Seller utilized in connection with the operation of the Business. Except as specifically described on Schedule 4.7(B) hereto, Seller has no employee benefit plans (including, but
   ---------------
not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. Purchaser will have no liability with respect to any such plans as a result of the transactions contemplated by this Agreement. Seller does not now and has never contributed to a "multi-employer plan" as defined in section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller has complied in all material respects with all applicable provisions of ERISA and all rules and regulations promulgated thereunder and neither Seller nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA. Seller is not a party to any collective bargaining or other union agreements. Seller has not, within the last five (5) years, had or been threatened with any union activities, work stoppage or other labor trouble with respect to its employees which had nor might have had a material adverse effect on the Business. Other than wage increases in the ordinary course of business, since the Balance Sheet Date, Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the corporate or administrative (non-temporary) employees of Seller used in connection with the Business.

          4.8  CONTRACTS AND AGREEMENTS.  Schedule 4.8(A) hereto, sets forth a
               ------------------------   ---------------
true and complete list of and briefly describes (including termination date) all of the "Contracts" (as such term is defined in Section 3.15 of that certain Stock Purchase Agreement (the "SBC Agreement") among Global Imaging Systems Inc., SBC and the stockholders of SBC) that relate to the Assets or the Business (including all amendments, supplements and modifications thereto), together with the following:

               (A) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, member or manager of Seller;

                    (B) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements relating to or affecting the Assets or the Business;

                    (C) all leases related to the Assets or the Business, and all other contracts, agreements or legally enforceable commitments relating to or affecting the Assets or the Business;

                    (D) all performance bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties; and

                    (E) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting and future action.

All of such contracts, agreements, leases, licenses, plans, arrangements, and commitments and all other such items included in the Assets, but not specifically described above, (collectively, the "CONTRACTS") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by Seller, or, to the best knowledge of Seller and the Members, by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by Seller, or, to the best knowledge of Seller and the Members, by any other party to the Contracts, and, except as set forth in Schedule 4.8(B), the Contracts will not be breached by or give any
         ---------------
other party a right of termination as a result of the transactions contemplated by this Agreement. Seller is not aware of any reason why any of the Contracts
(i) will result in a material loss to Purchaser on completion by performance or
(ii) cannot readily be fulfilled or performed by Purchaser with the Assets on time without undue or unusual expenditure of money or effort. Copies of all the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed in Schedule 4.8(A) hereto, have
                                                   ---------------
been delivered by Seller to Purchaser, and such copies and descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. All of the Contracts, other than the Seller's operating agreement, as amended, and Seller's loan agreements with SunTrust Bank and the Small Business Administration, are and shall be included in the Assets. To the best knowledge of Seller, no purchaser of services under any Contract will stop or decrease its rate of buying services (on an annualized basis) from Seller prior to the Closing Date, or under any Contract assigned to Purchaser by
Seller pursuant to the transactions contemplated by this Agreement, from Purchaser after the Closing Date. Except as set forth on Schedule 4.8(B)
                                                         ---------------
hereto, all of the Contracts may be assigned to Purchaser without the approval or consent of any Person.

               4.9  EFFECT OF AGREEMENT.  Except as set forth on Schedule
                    -------------------                          --------
4.8(B), the execution and delivery of this Agreement and the consummation of the
------
transactions contemplated
hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Seller's certificate of limited liability company or its operating agreement or other governing documents of Seller, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of its properties or assets may be bound or affected; (ii) result in any violation of any Governmental Requirement; (iii) cause Purchaser to lose the benefit of any right or privilege included in the Assets; (iv) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; or (v) require notice to or the consent, authorization, approval or order of any Person. To the best knowledge of Seller and the Members, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               4.10  PROPERTIES, ASSETS AND LEASEHOLD ESTATES.  Seller has good
                     ----------------------------------------
and marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever other than Permitted Exceptions and liens, encumbrances or obligations expressly assumed by Purchaser hereunder. All leases to which real property is leased in connection with the Business are in good standing, valid and enforceable with respect to their terms.

               4.11  INTANGIBLE PROPERTY.  Except as set forth on Schedule 4.11
                     -------------------                          -------------
hereto, the operation of the Business as now conducted by Seller does not require the use of or consist of any rights under any patents, inventions, trademarks, trade names, brand names or copyrights. Seller owns or licenses and has the full and exclusive right to use in connection with the Business all of the items listed on Schedule 4.11 hereto, which items are in full force and
                    -------------
effect. Except for Permitted Exceptions, Seller has not transferred, encumbered or licensed to any Person any rights to own or use any portion of the items listed on Schedule 4.11 hereto or any other intangible property included in the
          -------------
Assets. None of (i) the items listed on Schedule 4.11, (ii) any other
                                        -------------
intangible property included in the Assets, or (iii) the operation of the Business as presently conducted, violates or infringes upon any patents, inventions, trademarks, trade names, brand names or copyrights owned by others. To the best knowledge of Seller and the Members, none of the items listed on
Schedule 4.11 hereto or any other intangible property included in the Assets is
-------------
being infringed upon by any Person.

               4.12  SUITS, ACTIONS AND CLAIMS.  Except as set forth in Schedule
                     -------------------------                          --------
4.12 hereto, (i) there are no suits, actions, claims, inquires or investigations
----
by any Person, or any legal, administrative or arbitrative proceedings in which Seller is engaged or which are pending or, to the best knowledge of Seller and the Members, threatened against or affecting Seller or any of its properties, assets or business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, (ii) to the best knowledge of Seller and the Members, no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and (iii) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or its properties, assets or business.

               4.13  LICENSES AND PERMITS; COMPLIANCE WITH GOVERNMENTAL
                     --------------------------------------------------
REGULATIONS. Schedule 4.13 hereto, sets forth a true and complete list of all
-----------  -------------
licenses and permits necessary for the conduct of the Business. Seller has all such licenses and permits validly issued to it and in its name, and all such licenses and permits are in full force and effect. True and correct copies of all such licenses and permits are included in Schedule 4.13 hereto. No
                                              -------------
violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the best knowledge of Seller and the Members, threatened seeking the revocation or limitation of any of such licenses or permits. All such licenses and permits that are subject to transfer are included in the Assets. Seller has complied with all Governmental Requirements applicable to the Business, and all Governmental Requirements with respect to the distribution and sale of products and services by it.

               4.14  AUTHORIZATION.  Seller has full legal right, power and
                     -------------
authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereto to be performed by it. The execution and delivery of this Agreement by Seller and the performance by it of the transactions contemplated herein has been duly and validly authorized by all requisite action of Seller, and this Agreement has been duly and validly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

               4.15  NO UNTRUE STATEMENTS.  There is no fact that is not
                     --------------------
disclosed to Purchaser in this Agreement or the Schedules hereto that materially and adversely affects or, so far as Seller and the Members can now reasonably foresee, could materially and adversely affect the condition (financial or otherwise) of any of the Assets or the Business or the ability of Seller to perform its obligations under the Agreement.

               4.16  RECORDS.  The books, records and minutes kept by Seller
                     -------
with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements quotations, correspondence and historic revenue data of Seller since November 1, 1993, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement, and such books, records and minutes are true, accurate and complete in all material respects and (except for corporate minute books and stock records) are included in the Assets. Purchaser agrees to store for a period of at least three (3) years from the Closing Date all of Seller's tax and accounting records for the three (3) year period prior to the Closing Date. Such records shall be made available for inspection and copying by Seller to Members upon reasonable advance notice and during reasonable business hours. Purchaser further agrees that if Purchaser intends to destroy any of such tax or accounting records during the period ending six (6) years after the Closing Date, Purchaser will fist notify Seller and Members and provide Seller and Members with an opportunity to take possession of such records within a period of not less than thirty (30) days following such notice.

               4.17  BROKERS AND FINDERS.  No broker or finder has acted for
                     -------------------
Seller or the Members in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or the Members.

          4.18 DEPOSITS. Except as disclosed on Schedule 4.18, Seller does not
               --------                         -------------
now hold, nor does Seller expect to receive between the date hereof and the Closing Date, any deposits or prepayments by third parties with respect to any of the Assets or the Business which are not reflected as liabilities on August 31, 1996.

          4.19 TELEPHONE NUMBERS. All telephone numbers used by Seller in
               -----------------
connection with the Business are included in the Assets and are fully transferable to Purchaser.

          4.20 CUSTOMER LIST. Schedule 4.20 hereto sets forth a true, correct
               -------------  -------------
and complete list of the 20 largest customers of the Business to which the Seller has sold products or provided services during the fiscal year ending December 31, 1995. This list provides an accurate statement of the gross revenues received from each such customer by the Business during fiscal year ended December 31, 1995. To the Best Knowledge of Seller, no customer listed on
Schedule 4.20 hereto currently intends to stop or decrease its rate of buying
-------------
products or services (on an annualized basis) from Seller prior to the Closing Date, or to the extent any such customer becomes a customer of Purchaser pursuant to the transactions contemplated by this Agreement, from Purchaser after the Closing Date.

          4.21 NO ROYALTIES. No royalty or similar item or amount is being paid
               ------------
or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business of the Assets.

          4.22 SUBSIDIARIES. The Seller does not own any Subsidiaries. As used
               ------------
in this Agreement, the word "SUBSIDIARY" means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner, or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. The Members have good and marketable title to all of the membership interests of the Seller, free and clear of all mortgages, liens, pledges, equity, security interests, restrictions and charges of any nature whatsoever.

In making the representations and warranties set forth above, the term "material" shall be deemed to mean an amount of money greater than $15,000, the terms "material adverse change," "material adverse trend," "material adverse effect," or any other term of like import, shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Company, taken as a whole, in excess of $15,000 per occurrence or $20,000 in the aggregate. The term "knowledge" shall mean actual knowledge after reasonable investigation.

     5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and
          -------------------------------------------
warrants to Seller and the Members as follows:

          5.1  INCORPORATION. Purchaser is a corporation duly organized, validly
               -------------
existing and in good standing under the laws of the State of Delaware.

          5.2  AUTHORIZATION. Purchaser has full legal right and corporate power
               -------------
to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement, and all of the agreements, documents and instruments contemplated herby which have been or will be executed by Purchaser, have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, moratorium, insolvency, or other laws affecting generally the rights of creditors or by principals of equity. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Purchaser. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Purchaser, will not (a) violate any material requirements of laws or court order of any Governmental Authority applicable to Purchaser or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Purchaser is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Purchaser, or (d) violate or conflict with any provision of the charter or bylaws of Purchaser.

          5.3  BROKERS AND FINDERS. No broker or finder has acted for Purchaser
               -------------------
in connection with this Agreement or the transactions contemplated by this Agreement and, no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser.

     6.   PRE-CLOSING COVENANTS. The parties agree as follows with respect to
          ----------------------
the period between the execution of this Agreement and the Closing.

          6.1  GENERAL. Each of the parties will use its best efforts to take
               -------
all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below).
                                               ---------

          6.2  NOTICES AND CONSENTS. The Seller will give any notices to third
               --------------------
parties, and the Seller will use its best efforts to obtain any third party consents that the Purchaser may request in connection with the matters pertaining to the Seller disclosed or required to be disclosed by this Agreement. Each of the parties will take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make or obtain.

     6.3  OPERATION OF BUSINESS.  The Seller will not engage in any practice,
          ---------------------
take any action, embark on any course of inaction, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 4.4 hereof.
   -----------

     6.4  PRESERVATION OF BUSINESS.  The Seller will keep the business and
          ------------------------
properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     6.5  FULL ACCESS.  The Seller will permit representatives of the Purchaser
          -----------
to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to the Seller.

     6.6  NOTICE OF DEVELOPMENTS.  The Seller will give prompt written notice to
          ----------------------
the Purchaser of any material development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Seller taken as a whole. Each party will give prompt written notice to the other of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this Section 6.6, however, shall be deemed
                                         -----------
to amend or supplement the Schedules or Attachments hereto, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     6.7  EXCLUSIVITY.  The Seller and the Members will not (i) solicit,
          -----------
initiate or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving Seller or SBC, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Seller and the Members will notify the Purchaser immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     7.   CONDITIONS TO OBLIGATION TO CLOSE.
          ---------------------------------

          7.1  CONDITIONS TO OBLIGATION OF THE PURCHASER.  The obligations of
               -----------------------------------------
the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (A)  the representations and warranties set forth in Section 4
                                                                    ---------
hereof shall be true and correct in all material respects at and as of the Closing Date;

               (B) the Seller and Members shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

               (C) the Seller shall have procured all of the third party consents specified in Section 6 above;
                      ---------

               (D) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Purchaser to own, operate, or control the Assets (and no such judgment, order decree, stipulation, injunction, or charge shall be in effect):

               (E) the Seller shall have delivered to the Purchaser a certificate (without qualification as to knowledge or materiality or otherwise except for Section 7.1(d) above) to the effect that each of the conditions
           --------------
specified above in Sections 7.1 (a), (b) and (d) is satisfied in all respects;
                   ----------------  ---     ---

               (F) the Purchaser shall have received all other authorizations, consents, and approvals of governments and governmental agencies set forth in this Agreement;

               (G) the Purchaser shall have received from Dewey Suddeth an executed Employment Agreement in substantially the form and substance attached hereto as Attachment 7.1(g);
          -----------------

               (H) all actions and approvals to be taken by the Seller or Members in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchaser;

               (I) the Purchaser shall have received from Rowe, Foltz & Martin, P.C., counsel for the Seller, an opinion addressed to Purchaser dated the date of the Closing, and in form and substance attached hereto as Attachment 7.1(i);
                                                             -----------------

               (J) the Purchaser shall have obtained the approval of its Board of Directors and lenders for the transactions contemplated by this Agreement;

               (K) the Purchaser shall have obtained a satisfactory three-year lease for the Atlanta facility from the Seller on terms which would have no adverse effect on the operations of the Purchaser or the current expense level of the Business (such monthly rent to be initially equivalent to the monthly depreciation rate on such facility);

               (L) the Purchaser shall have received from the Seller its reviewed financial statements (balance sheets and income statements for fiscal years 1993, 1994 and 1995) and federal income tax returns for the same period that have been prepared and/or filed; and

    [******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

          (M) the Purchaser shall have received evidence that the Seller will change its name to one without the name "ATS-Atlanta One."

     The Purchaser may waive any condition specified in this Section 7 if it
                                                             ---------
executes a writing so stating at or prior to the Closing.

     7.2  CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller
          --------------------------------------
to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (A) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

          (B) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (C) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

          (D) the Purchaser shall have delivered to Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7.2(a)-(c) is
                                                      ------------------
satisfied in all respects;

          (E) the Seller shall have received from Davis, Graham & Stubbs LLP, an opinion addressed to Seller and dated as of the Closing Date in form and substance attached hereto as Schedule 7.2(e);
                             ---------------

          (F) Dewey Suddeth shall have been given the option to invest up to [**] on substantially the same terms provided to other recent outside investors in Global; and

          (G) the Purchaser shall have delivered to Dewey Suddeth an executed Employment Agreement in substantially the form and substance attached hereto as Attachment 7.1(g).
-----------------

     The Seller may waive any condition specified in this Section 7 if it
                                                          ---------
executes a writing so stating at or prior to the Closing.

     8.   TERMINATION.
          -----------

          8.1  TERMINATION OF AGREEMENT.  Certain of the parties may terminate
               ------------------------
this Agreement as provided below:

               (A) the Purchaser and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (B) the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller are in breach.

               (C) the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before November 30, 1996 by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results
                          ---------
primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (D) the Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing if the Closing shall not have occurred on or before November 30, 1996 by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily
                          ---------
from the Seller or Members breaching any representation, warranty, or covenant contained in this Agreement).

          8.2  EFFECT OF TERMINATION.  If any party terminates this Agreement
               ---------------------
pursuant to Section 8.1 above, all obligations of the parties hereunder shall
            -----------
terminate without any liability of any party to any other party (except for any liability of any party then in breach of this Agreement.


     9.   NATURE OF STATEMENTS AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF
          ----------------------------------------------------------------------
SELLER. All statements of fact contained in this Agreement or in any written
------
statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller and/or the Members hereunder. Except for the provisions of Sections 4.2, 4.6 and 4.7 which shall survive until the statute of limitations, all representations and warranties made by Seller and/or the Member hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of one year and one day from the Closing Date, regardless of any investigation at any time made by on or behalf of Purchaser.

     10.  SPECIAL CLOSING AND POST-CLOSING COVENANTS.
          ------------------------------------------

          10.1 DELIVERY OF FUNDS AND OTHER ASSETS COLLECTED BY SELLER: POWER OF
               -----------------------------------------------------------------
ATTORNEY.  To the extent Seller receives any funds or other assets in payment
--------
of receivables or work-in-process incurred on or after the Closing Date, or in connection with any other Assets being sold to Purchaser hereto, Seller shall immediately deliver such funds and assets to SBC

    [******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

and take all steps necessary to vest title to such funds and assets in SBC. Seller hereby designates SBC and its officers as Seller's true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of SBC any checks, notes or other documents received by SBC in payment of or in substitution or exchange for any of the Assets. Seller hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to SBC from time to time any documents or instruments reasonably requested by Purchaser to evidence such power of attorney.

          10.2 CHANGE OF NAME OF SELLER.  Immediately upon the occurrence of the
               ------------------------
Closing, Seller shall cease using the phrase "ATS-Atlanta One" and all derivations thereof. Seller and the Members each covenant and each agree that after the Closing it will not, directly or indirectly, use the name "ATS-Atlanta One" or any derivations thereof in connection with any business enterprise.

     11.  LEASE AGREEMENT.  Purchaser shall assume the leases for the office
          ---------------
space currently used by Seller in Atlanta, Georgia in connection with the operation of the Business on the terms set forth in Section 7.1 (l) hereto.
                                                    ---------------
Purchaser will, from and after Closing, hold harmless Seller and Members from any liability thereunder accruing after Closing.

     12.  NON-COMPETITION AGREEMENT.  As an inducement for Purchaser to enter
          -------------------------
into this Agreement and in return for the payment of [**] as provided by Section
                                                                         -------
3.1(a), the parties hereby agree to the provisions of this Section 12.  For a
------                                                     ----------
period commencing on the date hereof through the second anniversary of the Closing Date, neither Seller nor any affiliate of Seller (including the Members and Dewey Suddeth), shall (i) within the territorial boundaries of the continental United States, where the Business of Seller is now conducted, compete directly or indirectly with any business engaged in by Purchaser or its Affiliates to the extent it is similar to any business engaged in by the Seller as of the date hereof, (ii) solicit directly or indirectly any of the Accounts (as hereinafter defined) of Seller or of Purchaser or its Affiliates, or (iii) be employed by or otherwise render services to, or own any interest in, any Person that directly or indirectly (a) competes with any business engaged in by Purchaser or its Affiliates within the United States, to the extent it is similar to any business engaged in by Seller as of the date hereof, or (b) solicits directly or indirectly any of the Accounts of Seller or of Purchaser or its Affiliates. For purposes of this Section 12, the term "ACCOUNTS" shall mean
                                      ----------
any Person located in the United States of America for which Seller has performed services or Purchaser or its Affiliates does perform services during the period beginning three (3) years prior to the date hereof and ending on the second anniversary of the Closing Date. Seller and Members agree that the limitations set forth herein on the rights of them and their Affiliates to compete with Purchaser and its Affiliates are reasonable and necessary for the protection of the Purchaser. In this regard, Seller and Members specifically agree that the limitations as to period of time and geographic area, as well as all other restrictions on its activities specified herein, are reasonable and necessary for the protection of the Purchaser. Seller and Members further recognize and agree that violation of any of the agreements contained in this
Section 12 will cause irreparable damage or injury to Purchaser, the exact
----------
amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser and its Affiliates shall be entitled to an injunction, without the necessity of posting a bond, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser and its Affiliates may have against Seller, the Members or their Affiliates, including, but not limited to, the recovery of damages. Further, it is agreed by Seller and the Members that in the event the provisions of this Agreement should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted.

     13.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.  Seller and Members
          -----------------------------------------
recognize and acknowledge that they have and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, list of customers, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Seller and Members each agree that it will not disclose, and it will use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person, except to authorized representatives of Purchaser. Seller and Members recognize and agree that violation of any of the agreements contained in this
Section 13 will cause irreparable damage or injury to Purchaser, the exact
----------
amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser shall be entitled to an injunction, without the necessity of posting bond, therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have against Seller or the Members.

     14.  ASSIGNMENTS OF CONTRACTS.  Notwithstanding any other provision of this
          ------------------------
Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (i) any contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (ii) any contract or claims as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such contracts may be realized for the benefit of Purchaser, Seller, at the request and expense and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such contracts may be performed in such manner that the value of such contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the monies due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim incurred after the Closing. Seller shall promptly pay over to Purchaser all monies collected by or paid to it in respect of every such contract, claim or demand to the extent such monies are earned by the Purchaser on or after the Closing Date. Nothing in this Section 14 shall
                                                            ----------
relieve Seller of its obligation to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser.

     15.  SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.
          ------------------------------------------------

          15.1  NEW EMPLOYEES OF PURCHASER. It is the intention of Purchaser to
                --------------------------
hire all employees of seller, and Seller hereby acknowledges and agrees with such position and that any employees of Seller that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, whichever is later. Such new employees shall initially be entitled to the same compensation and employee benefits as provided by Seller.

          15.2  HIRING OF EMPLOYEES.
                -------------------

                (A) Purchaser through Mark M. Lloyd will use its reasonable efforts to hire the existing employees of Seller in connection with its purchase of the Assets: provided however, that Purchaser shall be entitled to review employee records, conduct employee interviews and employee screening procedures used by Purchaser in its business, and may refuse to offer employment to any employee of Seller if such employee fails to meet the hiring criteria of Purchaser as determined by Mark M. Lloyd in good faith.

                (B) As a condition to their employment by Purchaser, all existing key employees of Seller shall execute and deliver to Purchaser a confidentiality and non-competition agreement in a form and substance acceptable to Purchaser.

          15.3  INDEMNITY CONCERNING ACCRUED BENEFITS.  Seller and the Members
                -------------------------------------
agree to indemnify and hold harmless Purchaser from and against any and all accrued and outstanding employee benefits, salary, vacation pay, bonuses, commissions and other emoluments of its employees and from any other employee related matters or liabilities with respect to its employees but only to the extent not reserved for in the Seller's financial statements delivered to Purchaser hereunder or in the working capital adjustment made pursuant to the SBC Agreement.

     16.  EXPENSES.  Whether or not the transactions contemplated hereby are
          --------
consummated, Seller will pay all of its costs and expenses and Purchaser will pay all of its costs and expenses, incurred in connection with the preparation of and execution of this Agreement and the consummation of the transactions contemplated hereby.

     17.  FURTHER ACTIONS.  From time to time, at the request of any party
          ---------------
hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably request to evidence the transactions contemplated hereby.

     18.  NOTICES.  All notices, requests, demands and other communications
          -------
required or permitted to be given hereunder shall be writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailing first class, postage prepaid, certified United States mail, return receipt requested, as follows:

          (A)  If to Purchaser, at:

                    c/o Global Imaging Systems Inc.
                    14499 North Dale Mabry Highway, Suite 280
                    Tampa, Florida 33618
                    Attention:         Mr. Thomas S. Johnson
                    Facsimile No.:     (813) 264-7877

               With a copy to:

                    Davis, Graham & Stubbs LLP
                    1314 Nineteenth Street
                    Washington, D.C. 20036
                    Attention:         Christopher J. Hagan, Esq.
                    Facsimile No.:     (202) 293-4794

          (B)  If to Seller, at:

                    Southern Business Communications, Inc.
                    3175 Corners North Court
                    Norcross, Georgia 30071
                    Attention:         Mark M. Lloyd
                    Facsimile No.:     (770) 449-0188

               With a copy to

                    Paul Shlanta, Esq.
                    Rowe, Foltz & Martin
                    Five Piedmont Center, Suite 750
                    Atlanta, Georgia 30305
                    Facsimile No.:     (404) 237-1659

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Section 19
                                                                 ----------
shall be effective (i) if delivered personally, when delivered, (ii) if sent by telex or telegram or by facsimile or other similar instantaneous electronic transmission device, twenty-four (24) hours after sending, and (iii) if mailed, seventy-two (72) hours after mailing.

     19.  GENERAL PROVISIONS
          ------------------

          19.1  GOVERNING LAW: INTERPRETATION: SECTION HEADINGS. THIS AGREEMENT
                -----------------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICT-OF-LAWS RULES AS APPLIED IN GEORGIA. THE SECTION HEADINGS CONTAINED HEREIN ARE FOR PURPOSES OF

CONVENIENCE ONLY, AND SHALL NOT BE DEEMED TO CONSTITUTE A PART OF THIS AGREEMENT OR TO AFFECT THE MEANING OR INTERPRETATION OF THIS AGREEMENT IN ANY WAY.

          19.2 SEVERABILITY. Should any provision of this Agreement be held
               ------------
unenforceable or invalid under the laws of the United States of America or the State of Georgia, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use their best reasonable effort to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.

          19.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement
               ----------------
and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

          19.4 BINDING EFFECT. All the terms, provisions, covenants and
               --------------
conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

          19.5 ASSIGNMENT. This Agreement and the rights and obligations of the
               ----------
parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

          19.6 AMENDMENT; WAIVER. This Agreement may be amended, modified,
               -----------------
superseded or canceled, and any of the terms, provisions, representations, warranties, covenants, or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provisions, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

          19.7 GENDER; NUMBERS. All references on this Agreement to the
               ---------------
masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

          19.8 COUNTERPARTS. This Agreement may be executed simultaneously in
               -------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

          19.9 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other
               -------------------------------
reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             "PURCHASER"
                                             ATS-ATLANTA ONE, INC.
                                             --------------------

ATTEST:

                                             By:  /s/ Ray Schilling
                                                  -----------------------
/s/ Christopher J. Hagan                     Name:    Ray Schilling
------------------------
Secretary:                                   Title:   V.P., Secretary and
                                                        Treasurer
[Corporate Seal]

                                             "SELLER"

                                             ATS-ATLANTA ONE, L.L.C.
ATTEST:
                                             By:  /s/ Dewey M. Suddeth
                                                 -------------------------
/s/ Dewey M. Suddeth                         Name:    Dewey M. Suddeth
------------------------
Secretary:                                   Title:

[Corporate Seal]

                                             "MEMBERS"

                                             ATS ATLANTA, INC.
ATTEST:
                                             By:  /s/ Dewey M. Suddeth
                                                 -------------------------
/s/ Dewey M. Suddeth                         Name:    Dewey M. Suddeth
------------------------
Secretary:                                   Title:

[Corporate Seal]

                                             /s/ Mark M. Lloyd
                                             -----------------------------
                                             MARK M. LLOYD


                                             /s/ Arthur E. Kreps
                                             -----------------------------
                                             ARTHUR E. KREPS